As filed with the Securities and Exchange Commission on August 9, 2024

Registration No. 333-131846

Registration No. 333-149726

Registration No. 333-158085

Registration No. 333-164626

Registration No. 333-174785

Registration No. 333-179906

Registration No. 333-187091

Registration No. 333-194375

Registration No. 333-202525

Registration No. 333-206346

Registration No. 333-210813

Registration No. 333-212917

Registration No. 333-226692

Registration No. 333-233177

Registration No. 333-266917

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO:

Form S-8 Registration Statement No. 333-131846

Form S-8 Registration Statement No. 333-149726

Form S-8 Registration Statement No. 333-158085

Form S-8 Registration Statement No. 333-164626

Form S-8 Registration Statement No. 333-174785

Form S-8 Registration Statement No. 333-179906

Form S-8 Registration Statement No. 333-187091

Form S-8 Registration Statement No. 333-194375

Form S-8 Registration Statement No. 333-202525

Form S-8 Registration Statement No. 333-206346

Form S-8 Registration Statement No. 333-210813

Form S-8 Registration Statement No. 333-212917

Form S-8 Registration Statement No. 333-226692

Form S-8 Registration Statement No. 333-233177

Form S-8 Registration Statement No. 333-266917

UNDER
THE SECURITIES ACT OF 1933

ACORDA THERAPEUTICS, INC.

(Exact name of registrant as specified in charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3831168 (I.R.S. Employer Identification No.)

2 Blue Hill Plaza, 3rd Floor,

Pearl River, New York 10965

(914) 347-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Acorda Therapeutics, Inc. 1999 Employee Stock Option Plan

Acorda Therapeutics, Inc. 2006 Employee Incentive Plan

Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan

Acorda Therapeutics, Inc. 2016 Inducement Plan

Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan

(Full title of the plans)

Ron Cohen, M.D.

Chief Executive Officer

Acorda Therapeutics, Inc.

2 Blue Hill Plaza, 3rd Floor

Pearl River, New York 10965

(914) 347-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to: Matthew C. Franker Covington & Burling LLP One CityCenter 850 Tenth Street, N.W. Washington, D.C. 20001 (202) 662-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (this “Post-Effective Amendment”) relates to the following Registration Statements on Form S-8 (each, a “Registration Statement” and collectively, the “Registration Statements”), originally filed with the Securities and Exchange Commission (the “SEC”) by Acorda Therapeutics, Inc., a Delaware corporation (“Acorda” or the “Company”):

•
Registration Statement on Form S-8, File No. 333-131846, filed on February 14, 2006, registering the offer and sale of: (i) 2,481,334 shares of Acorda common stock, $0.001 par value per share (“Common Stock”) issuable under the Acorda Therapeutics, Inc. 1999 Employee Stock Option Plan (the “1999 Plan”) and (ii) 3,000,000 shares of Common Stock issuable under the Acorda Therapeutics, Inc. 2006 Employee Incentive Plan (the “2006 Plan”).
•
Registration Statement on Form S-8, File No. 333-149726, filed on March 14, 2008, registering the offer and sale of 1,144,576 shares of Common Stock issuable under the 2006 Plan.
•
Registration Statement on Form S-8, File No. 333-158085, filed on March 18, 2009, registering the offer and sale of 1,321,723 shares of Common Stock issuable under the 2006 Plan.
•
Registration Statement on Form S-8, File No. 333-164626, filed on February 1, 2010, registering the offer and sale of 1,525,554 shares of Common Stock issuable under the 2006 Plan.
•
Registration Statement on Form S-8, File No. 333-174785, filed on June 8, 2011, registering the offer and sale of 1,563,627 shares of Common Stock issuable under the 2006 Plan.
•
Registration Statement on Form S-8, File No. 333-179906, filed on March 5, 2012, registering the offer and sale of 1,587,722 shares of Common Stock issuable under the 2006 Plan.
•
Registration Statement on Form S-8, File No. 333-187091, filed on March 6, 2013, registering the offer and sale of 1,609,899 shares of Common Stock issuable under the 2006 Plan.
•
Registration Statement on Form S-8, File No. 333-194375, filed on March 6, 2014, registering the offer and sale of 1,652,179 shares of Common Stock issuable under the 2006 Plan.
•
Registration Statement on Form S-8, File No. 333-202525, filed on March 5, 2015, registering the offer and sale of 1,695,585 shares of Common Stock issuable under the 2006 Plan.
•
Registration Statement on Form S-8, File No. 333-206346, filed on August 13, 2015, registering the offer and sale of 3,000,000 shares of Common Stock issuable under the Acorda Therapeutics, Inc. 2015 Omnibus Incentive Compensation Plan (the “2015 Plan”).
•
Registration Statement on Form S-8, File No. 333-210813, filed on April 18, 2016, registering the offer and sale of 366,950 shares of Common Stock issuable under the Acorda Therapeutics, Inc. 2016 Inducement Plan (the “2016 Plan”).
•
Registration Statement on Form S-8, File No. 333-212917, filed on August 4, 2016, registering the offer and sale of 2,100,000 shares of Common Stock issuable under the 2015 Plan.
•
Registration Statement on Form S-8, File No. 333-226692, filed on August 8, 2018, registering the offer and sale of 3,000,000 shares of Common Stock issuable under the 2015 Plan.
•
Registration Statement on Form S-8, File No. 333-233177, filed on August 9, 2019, registering the offer and sale of 1,500,000 shares of Common Stock issuable under the Acorda Therapeutics, Inc. 2019 Employee Stock Purchase Plan.
•
Registration Statement on Form S-8, File No. 333-266917, filed on August 16, 2022, registering the offer and sale of: (i) 1,800,000 shares of Common Stock issuable under the 2015 Plan and (ii) 300,000 shares of Common Stock issuable under the 2016 Plan.

On April 1, 2024, the Company, together with certain of its subsidiaries commenced voluntary proceedings under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Court”) under the caption In re Acorda Therapeutics, Inc., et al. On July 10, 2024, the Company completed the sale of substantially all of its assets pursuant (the “Asset Sale”) to the Asset Purchase Agreement, dated March 31, 2024, between the Company and its wholly owned subsidiary, Civitas Therapeutics, Inc., and Merz Pharmaceuticals, LLC (the “Purchaser”) and, solely with respect to the guarantee of the Purchaser’s payment obligations thereunder, Merz Pharma GmbH & Co. KGaA. On June 12, 2024, the Court had entered an order approving the Asset Sale. On August 7, 2024, the Court confirmed the Plan of Liquidation providing for the wind-down of the Company, including the cancellation of the Common Stock and the liquidation of the Company’s assets and settlement of claims.

In connection with the foregoing, the Company is terminating all offerings of its securities registered pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. The Company hereby terminates the effectiveness of the Registration Statements and removes from registration, by means of this Post-Effective Amendment No. 1, any and all Acorda Common Stock registered for sale under the Registration Statements that remain unsold as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the termination of such offerings in accordance with the undertakings made by the Registrant in each Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to each of the Registration Statements to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Pearl River, New York, on this 9th day of August, 2024.

ACORDA THERAPEUTICS, INC.

By: /s/ Michael A. Gesser

Michael A. Gesser

Chief Financial Officer and Treasurer